UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 29, 2005



                                  ULTICOM, INC.
             (Exact name of registrant as specified in its charter)

             New Jersey                   0-30121               22-2050748
   (State or other jurisdiction of      (Commission         (I.R.S. Employer
    incorporation or organization)       File Number)        Identification No.)

  1020 Briggs Road, Mount Laurel, New Jersey                      08054
  (Address of principal executive offices)                      (Zip Code)

                                 (856) 787-2700
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

           Ulticom, Inc. (the "Company") grants restricted stock awards to certain of its employees under various Stock Incentive Compensation Plans. A form of award grant is attached hereto as an exhibit and is hereby incorporated by reference.

           On December 29, 2005, the Stock Option Committee of the Board of Directors (the "Committee") of the Company approved a grant of restricted stock to Shawn Osborne, the Company's President and Chief Executive Officer. Mr. Osborne was awarded 15,000 shares of restricted stock under the Company's 1998 Stock Incentive Compensation Plan. The grant is subject to a four year vesting schedule under which one-half will vest on the second anniversary of the date of grant and one-quarter will vest on each of the third and fourth anniversaries of the date of grant.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

           The following exhibit is filed as part of this Report:

           Exhibit No.        Description
           -----------        -----------

              10.1 Form of Restricted Stock Award Agreement under the Ulticom, Inc. Stock Incentive Compensation Plans.






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
                                  SIGNATURES
                                  ----------

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ULTICOM, INC.

                                     By:  /s/ Mark Kissman
                                          --------------------------------------
                                          Name:   Mark Kissman
                                          Title:  Vice President of Finance and
                                                  and Chief Financial Officer



Dated:  January 5, 2006





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
                                  EXHIBIT INDEX

     Exhibit No.                   Description
     -----------                   -----------

         10.1 Form of Restricted Stock Award Agreement under the Ulticom, Inc. Stock Incentive Compensation Plans.














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